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#21070883 v1 - Sveverance Letter.doc

                                                               December 20, 2000

Simon Y. Tan
Hartford, Connecticut

     This letter (the  Contract)  sets forth the commitment of Phoenix Home Life
Mutual  Insurance  Company  to you in order to  encourage  you to  remain in the
Company's  employment.  The  initial  term of this  contract  shall  extend from
January 1, 2001  through  January 1, 2004.  The contract  will be  automatically extended for an  additional  twelve (12) months on January 2, 2004,  and on each
January 2  thereafter,  unless  the  Company  has given  notice  not later  than
September  30 of the  preceding  year,  that it does not wish to so extend  this
Contract.

     If the  Company  terminates  your  employment  for  reasons  other than for
"Cause" or you terminate  your  employment  for "Good Reason," as defined in the
Change in Control  Agreement (the Agreement) dated November 6, 2000; the Company shall pay you the same  severance and other  termination  benefits that would be payable  to you under  the  provisions  of  Sections  3 and 4 of the  Agreement, assuming  for this  purpose  that a Change in Control (as defined  therein)  had occurred  on the  date  immediately  preceding  the  date of  your  termination;
provided that the benefits  under the Contract shall be reduced by any duplicate benefits payable under the Agreement. Further, the calculation of benefits under
Section  4(a)(i)(B)(3)  of the Agreement is hereby  amended to include an amount equal to the highest of the last three (3) award  payments  under the  Company's
Long Term Incentive Plan (or any successor plan), or similar long term incentive plan applicable to the executive.

     Payment of any severance or termination benefits hereunder shall be subject to all of the other provisions of the Agreement. This Contract and the Agreement constitute the entire agreement  between the parties with respect to the matters referred to herein. No other agreement  relating to the terms of your employment by the Company,  oral or otherwise,  shall be binding between the parties unless it is in writing and signed by the party  against  whom  enforcement  is sought.
There are no promises,  representations,  inducements or statements  between the parties other than those that are expressly  contained herein.  This Contact may not be altered,  modified or amended  except by a written  instrument  signed by each of the parties  hereto.  The Company shall require any successor  before or
after  demutualization  (whether  direct  or  indirect,  by  purchase,   merger,
consolidation or otherwise) to all or  substantially  all of the business and/or assets of the Company or the Holding  Company,  by written  agreement  to assume expressly and agree to perform this Agreement in the same manner and to the same extent  that the Company  would be required to perform it if no such  succession had taken place.  This  Contract  shall also inure to the benefit of your heirs, executors, administrators and legal representatives.

     If this letter  properly sets forth our  understanding  regarding the above matters,  please sign both copies of this letter,  return one to me and keep one for your records.

Agreed:                               PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

_______________________             By_________________________

Simon Y. Tan                          Carl T. Chadburn, Executive Vice President